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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Forms S-8 Number 2-85867, 33-48782 and 33-51239 of Kelly Services, Inc. of our report dated February 3, 1994, appearing on page 14 of this Annual Report on Form 10-K.



/s/ Price Waterhouse
- --------------------
Price Waterhouse
Detroit, Michigan
March 11, 1994

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